UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 25, 2009

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code		678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of PRIMEDIA Inc. (the “Company”) approved supplemental, performance-based grants of restricted stock and cash awards under the Company’s 1992 Stock Purchase and Option Plan, as amended (the “Plan”), to certain members of the Company’s management, including the following named executive officers:

Name and Title	Target Shares Available to be Earned for 2009 (# of shares)	Target Cash Available to be Earned for 2009 ($)
Dean Nelson Chairman	20,000	109,200
Charles Stubbs President and Chief Executive Officer	43,971	240,082
Arlene Mayfield Senior Vice President and President, Apartment Guide	10,000	54,600
Kim Payne Senior Vice President and Chief Financial Officer	5,000	27,300

The extent to which these restricted stock and cash awards vest, if at all, is contingent upon the extent to which the Company achieves the applicable target EBITDA (as defined under the Company’s Executive Incentive Compensation Plan, an annual, performance-based cash incentive program) for the 2009 fiscal year:

•	If the Company’s actual EBITDA for 2009 does not meet or exceed 90% of the target EBITDA for such year, then these restricted stock and cash awards are forfeited.
•

If the Company’s actual EBITDA for 2009 is at least 90% of the target EBITDA for such year but is less than 100% of the target EBITDA for such year, then the shares of restricted stock shall become vested with respect to the target number of shares, and the cash award shall become vested with respect to the target amount of cash, multiplied by the percentage that equals the sum of (i) 50% plus (ii) the product of that percentage determined by dividing the amount of EBITDA that exceeds 90% of targeted EBITDA by 10% of targeted EBITDA for the year multiplied by 50%.

•	If the Company’s actual EBITDA for 2009 meets or exceeds 100% of the target EBITDA for such year, then 100% of these restricted stock and cash awards will vest.

Also on March 25, 2009, the Committee approved an additional grant of 131,913 shares of restricted stock under the Plan, together with a target cash bonus equal to $240,082, to Charles Stubbs, the Company’s Chief Executive Officer. This grant shall become vested as to 100% of the shares of restricted stock and 100% of the cash bonus on December 31, 2012, so long as Mr. Stubbs remains employed by the Company through such date, or earlier upon the termination of Mr. Stubbs’ employment due to his death or Disability or for Good Reason by Mr. Stubbs (as such terms are defined in the Employment Agreement between the Company and Mr. Stubbs, a copy of which was previously filed with the Securities and Exchange Commission as Exhibit 99.2 to the Company’s Form 8-K dated April 21, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: March 27, 2009
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary